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                                                                    EXHIBIT 99.1


SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE

WEDNESDAY, MARCH 22, 2000

CONTACT:      MARGARET K. DORMAN
              CHIEF FINANCIAL OFFICER
              (281) 443-3370


                       SMITH INTERNATIONAL, INC. COMMENTS
                            ON FIRST QUARTER OUTLOOK

     HOUSTON, Texas (March 22, 2000)... Smith International, Inc. (NYSE, PCX:
SII) today announced it anticipates revenues for the first quarter of 2000 will be in excess of $600 million, more than 50 percent above revenues reported in the prior year quarter. While results for the period have not yet been consolidated, the Company believes first quarter earnings per share on a diluted basis will be in the $0.20 to $0.22 range. Financial results for the first quarter will be announced the afternoon of April 19, 2000.

     Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration, production and petrochemical industries through its four principal business units - M-I L.L.C., Smith Bits, Smith Services and Wilson.

     Certain comments contained in this news release concerning the anticipated financial results of the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that Act. Whenever possible, the Company has identified these "forward-looking" statements by words such as "anticipates", "believes" and similar phrases. The forward-looking statements are based upon managements' expectations and beliefs and, although these statements are based upon reasonable assumptions, there can be no assurances that the Company's financial results will be as estimated. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Additionally, for a discussion of certain risk factors which could impact the Company's results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission.